EXHIBIT 10.24




Revision 2/28/97



                                    AGREEMENT


         This agreement is entered into between "DESA" International of Bowling Green, Kentucky, U.S.A. and Kingsman Industries, a Division of "R-Co", Inc., of Winnipeg, Manitoba, Canada. This agreement is in regard to the manufacturing and marketing of a Kingsman produced, vent-free stove cabinet (the "product") see
Exhibit I, by DESA International (DESA part number SVFBC). This agreement shall be in effect for a period of one year, beginning with the date of signing of this contract.

1. DESA will purchase the product, (DESA part number SVFBC) from R-CO, as a full truck load shipment at pricing to be determined each November (see Exhibit II) with products being delivered FOB to Bowling Green KY. Prices will be reconfirmed or revised each November, during the renewal stage of the agreement. These units will be packaged as "Vanguard" for DESA. All in transit freight, insurance and other transportation costs are the responsibility of R-CO. Invoices payable NET 30 DAYS, payment with purchase orders will receive an additional 3% cash discount.

2. DESA agrees to provide R-CO with a minimum annual product volume of 2,000 units taken over the course of a year as agreed upon in paragraph 3.

3. During each year, DESA will purchase at least the minimum quantity of the units as agreed in paragraph 2, in a forecasted percentage as listed below. A three or four week lead time is needed on all orders.


CALENDAR                                  % OF TOTAL              MINIMUM UNITS
First Quarter (April to June)                30%                      600
Second Quarter (July to Sept)                35%                      700
Third Quarter (Oct to Dec)                   20%                      400
Fourth Quarter (Jan to Mar)                  15%                      300

4. All marketing expenses whatsoever including dies for printing, catalogs, promotional, color separations and all regulatory body approvals whatsoever shall be borne by DESA.

5. DESA shall purchase, at termination of this agreement, all materials related to private label agreements (i.e. boxes, labels, and any other raw materials, work in process, finished goods) not to exceed 10% of the DESA forecasted amount. R-CO shall have service parts, agreed on by both parties, deemed needed to support the field replacement part sale of these units, available for a five year period following the termination of the contract. These will


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be  available  within a 45 day lead time.  Replacement  parts will be charged to
DESA at the best distributor price.

6. The warranty of the goods produced by R-CO will be equal to that of DESA International's warranty of this product to their customers, which will be for a period of three years following the date of sale. This warranty shall apply to any part of this unit found to be defective in materials or workmanship. Kingsman does not warranty paint from fading and/or discoloration. Other product issues will be addressed jointly between the two parties. This product produced by R-CO shall comply with DESA audit procedures - QA- 211-089, as mutually agreed upon by both parties. (See Exhibit III)

7. If the agreement is terminated, DESA will accept and pay for all units at contract prices, currently in production at R-CO and purchase any raw materials committed for by R-CO for the purpose of building units for DESA. The finished goods or raw materials shall not exceed by 10% more than the DESA open orders. If the contract is terminated by R-CO, DESA reserves the right to place additional order up to the last twelve (12) months purchases period.

8. This product will be solely produced for sales and distribution by DESA. R-CO will not produce this product for any other parties for sales and distribution.

9. At the termination of the contract, a six-month grace period from the date of last shipment of goods will be given before R-CO can sell the product to any DESA customers.

10. Each party will provide the technical assistance to the other company as reasonably required, with respect to the proper development in order to affect this agreement.



-----------------------------             --------------------------------

DATE: ____________________                 DATE: ________________________

KINGSMAN INDUSTRIES                        DESA INTERNATIONAL
Division of R-CO Inc.                      2701 Industrial Drive
3 Winfield Way                             Bowling Green, KY 42101
Winnipeg, Manitoba R2R1V8                  USA



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Desa International Agreement with Kingsman Industries, a Division of "R-CO" Inc.




                                    EXHIBIT I


Description of the "product", Vanguard Logmate, model SVFBC, vent-free gas stove cabinet, for use with 18" Vanguard, vent-free, gas log heaters.


DESA ECN #  __________________



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Desa International Agreement with Kingsman Industries, a Division of "R-CO" Inc.


                                   EXHIBIT II

During the twelve month period from March 1, 1997 to March 1, 1998, DESA agrees to pay $200 per unit for the "product".



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Desa International Agreement with Kingsman Industries, a Division of "R-CO" Inc.


                                   EXHIBIT III


Quality Audit Agreement regarding the "product".